Exhibit 3.1

STATE OF NEVADA
FRANCISCO V. AGUILAR Secretary of State		C. MURPHY HEBERT Chief Deputy Secretary of State DEANNA L. REYNOLDS Deputy Secretary for Commercial Recordings

OFFICE OF THE SECRETARY OF STATE

Business Entity - Filing Acknowledgement

02/23/2026

Work Order Item Number:	W2026022001638-5050879
Filing Number:	20265537575
Filing Type:	Certificate Pursuant to NRS 78.209
Filing Date/Time:	2/19/2026 10:00:00 AM
Filing Page(s):	1

Indexed Entity Information:

Entity ID: C9603-1999	Entity Name: Entrepreneur Universe Bright Group

Entity Status: Active	Expiration Date: None

Commercial Registered Agent

NATIONAL REGISTERED AGENTS, INC.

701 S CARSON ST STE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

Commercial Recording

401 N. Carson Street	1 State of Nevada Way
Carson City, NV 89701	Las Vegas, NV 89119

Filed in the Office of	Business Number C9603-1999
FVAguilar	Filing Number 20265537575
Secretary of State State Of Nevada	Filed On 2/19/2026 10:00:00 AM
	Number of Pages 1

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.
3. Indicate the number of authorized shares and par value, if any of each class or series after the change.
4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.
5. Indicate provisions, if any, regarding fractional shares that are affected by the change.
6. NRS required statement.
7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.
8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Entrepreneur Universe Bright Group Entity or Nevada Business Identification Number (NVID): NV19991237006
2. Current Authorized Shares:	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: 1,801,100,000 authorized: 1,800,000,000 shares of common stock, $0.0001 par value, and 1,100,000 shares of preferred stock, $0.0001 par value
3. Authorized Shares After Change:	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: 180,110,000 authorized: 180,000,000 shares of common stock, $0.0001 par value, and 1,100,000 shares of preferred stock, $0.0001 par value
4. Issuance:	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: One (1) share of Common Stock will be issued in exchange for every ten (10) shares of issued and outstanding Common Stock
5. Provisions:	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: Any fractional shares resulting from the reverse stock split will be rounded up to the nearest whole shares on a per shareholder basis
6. Provisions:	The required approval of the stockholders has been obtained.
7. Effective date and time: (Optional)	Date: 02-25-2026 Time: 0800 (must not be later than 90 days after the certificate is filed)
8. Signature: (Required)	X [signature] Signature of Officer — CEO Title — 02-18-2026 Date

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.

Page 1 of 1
Revised 8/1/2023

Business Number C9603 - 1999 Filed in the Office of Secretary of State State Of Nevada Filing Number 20265537575 Filed On 2/19/2026 10:00:00 AM Number of Pages 1